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                                                                       EXHIBIT 5

                          KEATING, MUETHING & KLEKAMP
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202

                               November 17, 1995

American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202

Gentlemen:

     We have examined the corporate records and proceedings of American Financial Group, Inc. (the "Corporation") with respect to:

     1. The organization of the Corporation;

     2. The legal sufficiency of all corporate proceedings of the Corporation in connection with the creation and issuance of all of the present outstanding and issued Common Shares of the Corporation; and

     3. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of 4,000,000 shares of Common Shares, plus up to an additional 600,000 shares to cover an over-allotment option, all to be issued in a public offering pursuant to a Registration Statement filed with the Securities and Exchange Commission.

     Based upon such examination, we are of the opinion:

     1. That the Corporation is a duly organized and validly existing corporation under the laws of the State of Ohio; and

     2. That the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the aforesaid 4,600,000 shares of Common Shares and that when, and if, issued, delivered and paid for, the aforesaid 4,600,000 shares of Common Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Shares of the Corporation free of any claim of pre-emptive rights.

     We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the aforesaid Common Shares and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all references made to this firm in the Registration Statement.

                                            Very truly yours,

                                            KEATING, MUETHING & KLEKAMP

                                            By: GARY P. KREIDER
                                                -----------------------------
                                                Gary P. Kreider

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